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                                                                     EXHIBIT 4.4

                              DECLARATION OF TRUST
                                       OF
                             ORION CAPITAL TRUST I



                 THIS DECLARATION OF TRUST ("Declaration") dated and effective as of January 3, 1997 by the Trustee (as defined herein), the Sponsor (as defined herein), and by the holders from time to time, of undivided beneficial interests in the Trust to be issued pursuant to this Declaration;

                 WHEREAS, the Trustee and the Sponsor desire to establish Orion Capital Trust I (the "Trust") pursuant to the Delaware Business Trust Act for the purpose of (a) selling Securities, (b) using the proceeds from the sale of the Securities to purchase debentures of the Sponsor, (c) making distributions to holders of the Securities, and (d) engaging only in activities necessary, advisable or incidental to any of the foregoing.

                 NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that this Declaration constitute the governing instrument of such business trust.


                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1    Definitions.

                 Unless the context otherwise requires:

                 (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                 (b) a term defined anywhere in this Declaration has the same meaning throughout;

                 (c) all references to "the Declaration" or "this Declaration" are to this Declaration of Trust as modified, supplemented or amended from time to time;
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                 (d)      all references in this Declaration to Articles and
                          Sections are to Articles and Sections of this Declaration unless otherwise specified; and

                 (e) a reference to the singular includes the plural and vice versa.


                 "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

                 "Certificate of Trust" shall mean the certificate of trust to be filed pursuant to Section 3810 of the Delaware Business Trust Act.

                 "Covered Person" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates and (b) any holder of Securities.

                 "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

                 "Indemnified Person" has the meaning set forth in Section 4.3 hereof.

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Security" means a security representing an undivided beneficial interest in the assets of the Trust having such rights and with terms as may be set out in this Declaration or in any amendment or restatement hereof.

                 "Sponsor" means Orion Capital Corporation in its capacity as sponsor of the Trust.

                 "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof,





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and all other Persons who may from time to time be duly appointed, qualified and serving as Trustee in accordance with the provisions hereof, and references herein to a Trustee or the Trustee shall refer to such Person or Persons solely in their capacity as trustees hereunder.


                                   ARTICLE II
                                  ORGANIZATION

SECTION 2.1      Name.

                 The Trust created by this Declaration is named "Orion Capital Trust I." The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Trustee.

SECTION 2.2      Office.

                 The address of the principal office of the Trust is c/o Orion Capital Corporation, 600 Fifth Avenue, New York, NY 10020. At any time, the Sponsor may designate another principal office of the Trust.

SECTION 2.3      Purpose.

                 The exclusive purposes and functions of the Trust are (a) selling Securities, (b) using the proceeds from the sale of the Securities to purchase debentures of the Sponsor, (c) making distributions to holders of the Securities, and (d) engaging only in activities necessary, advisable or incidental to any of the foregoing.

SECTION 2.4      Declaration and Authority.

                 (a) The Trustee declares that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration. The Sponsor hereby contributes the sum of $10 to be held by the Trustee hereunder and to which all other assets of the Trust, from time to time, shall be added.


                 (b) Subject to the limitations provided in this Declaration, the Sponsor shall have exclusive and





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         complete authority to instruct the Trustee in carrying out the purposes of the Trust. An action taken by the Trustee in accordance with such instructions shall constitute the act of and serve to bind the Trust. In dealing with the Trustee acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustee to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustee as set forth in this Declaration.

SECTION 2.5      Title to Property of the Trust.

                 Legal title to all assets of the Trust shall be vested in the Trust.

SECTION 2.6      Powers of the Trustee.

         The Sponsor shall have the exclusive power and authority to cause the Trustee to engage in the following activities:

                 (a) to issue and sell Securities in accordance with this Declaration;

                 (b) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

                 (c) to incur expenses which are necessary or incidental to carry out any of the purposes of this Declaration; and

                 (d) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

SECTION 2.7      Filing of Certificate of Trust.

                 On the date of execution of this Declaration, the Trustee shall cause the filing of the Certificate of Trust for the Trust in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware.





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SECTION 2.8      Duration of Trust.

                 The Trust, absent termination pursuant to the provisions of
Section 5.2, shall have existence until January 10, 2041.

SECTION 2.9      Responsibilities of the Sponsor.

                 The Sponsor shall have the exclusive right and responsibility to cause the Trustee to issue and sell the Securities, the terms of which shall be as adopted by resolution of the Sponsor.

SECTION 2.10     Declaration Binding on Securities Holders.

                 Every Person by virtue of having become a holder of a Security or any interest therein in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.


                                  ARTICLE III
                                    TRUSTEE

SECTION 3.1      Trustee.

                 The number of Trustees initially shall be one (1) , and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided, however, that one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware.

SECTION 3.2      Trustee.

                 The initial Trustee shall be:

                 Delaware Trust Capital Management, Inc.
                 900 Market Street
                 Wilmington, Delaware 19801

                 Attention: Corporate Trust Department
                 Second Floor
                 5-4-82-12





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         (a)     A Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Trustee has power and authority to cause the Trust to execute pursuant to Section 2.6.


SECTION 3.5      Not Responsible for Recitals or Sufficiency of Declaration.

                 The recitals contained in this Declaration shall be taken as the statements of the Sponsor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the property of the Trust or any part thereof. The Trustee makes no representations as to the validity or sufficiency of this Declaration.

SECTION 3.6      Compensation of Trustee.

                 The Sponsor agrees:

                 (a) to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (b) except as otherwise expressly provided herein, to reimburse the Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Declaration (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                 (c) To the fullest extent possible the parties intend that Section 3561 of Title 12 of the Delaware Code shall not apply to the Trust and that compensation paid pursuant to Section 3.6(a) not be subject to review by any court under Section 3560 of Title 12 of the Delaware Code.





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                                   ARTICLE IV
                           LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEE OR OTHERS

SECTION 4.1      Exculpation.

                 (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions; and

                 (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

SECTION 4.2      Fiduciary Duty.

                 (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;





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                 (b)      unless otherwise expressly provided herein:

                          (i) whenever a conflict of interest exists or arises between Covered Persons; or

                          (ii)  whenever this Declaration or any other
                          agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

                 (c) whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                          (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                          (ii)  in its "good faith" or another express
                 standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 4.3      Indemnification.

                 The Sponsor agrees, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any





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officer, director, shareholder, employee, representative or agent of any
Trustee, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

SECTION 4.4      Outside Businesses.

                 Any Covered Person, the Sponsor and the Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor or the Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor and the Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or opportunity. Any Covered Person and the Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor or may act as depositary for, trustee or agent for or may act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.





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                                   ARTICLE V
                     AMENDMENTS, TERMINATING, MISCELLANEOUS

SECTION 5.1      Amendments.

                 At any time before the issuance of any Securities, this Declaration may be amended or restated by, and only by, a written instrument executed by the Trustee and the Sponsor.

SECTION 5.2      Termination of Trust.

                 (a) The Trust shall terminate and be of no further force or effect:

                          (i)  upon the bankruptcy of the Sponsor;

                          (ii) upon the filing of a Certificate of Dissolution
                 or its equivalent with respect to the Sponsor or the failure of the Sponsor to revive its Charter within ten (10) days following the revocation of the Sponsor's charter or of the Trust's Certificate of Trust;

                          (iii) upon the entry of a decree of judicial dissolution of the Sponsor, or the Trust;

                          (iv) before the issuance of any Securities, at the election of the Sponsor; and

                          (v)  upon the expiration of the period set forth in
                 Section 2.8 hereof.

                 (b) as soon as is practicable after the occurrence of an event referred to in Section 5.2(a), the Trustee shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

SECTION 5.3      Governing Law.

                 This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. The provisions of Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.





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SECTION 5.4      Headings.

                 Headings contained in this Declaration are inserted for convenience of reference and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 5.5      Successors and Assigns.

                 Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 5.6      Partial Enforceability.

                 If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 5.7      Counterparts.

                 This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each party to one of such counterpart signature pages. All such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.





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                 IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year above written.

                                     DELAWARE TRUST CAPITAL
                                     MANAGEMENT, INC.
                                     Not in its individual capacity
                                     but solely as Delaware Trustee


                                     By:  /s/ Richard N. Smith
                                        ----------------------------------
                                          Richard N. Smith
                                          Vice President


                                    ORION CAPITAL CORPORATION, as Sponsor




                                     By:  /s/ Victor L. Matthews
                                        ----------------------------------
                                          Victor L. Matthews
                                          Vice President





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